Exhibit 107
Calculation of Filing Fee Tables

S-3
(Form Type)

Sila Realty Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities*

Fees to Be Paid
Sila Realty Trust, Inc.	Equity	Common Stock	(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock	(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Depositary Shares(3)	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Purchase Contracts	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Unit	(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may be sold from time to time by the Registrant.
(3) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock and will be evidenced by a depositary receipt.
* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.